UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2004

VESTIN FUND II, LLC

(Exact name of registrant as specified in charter)

Nevada	333-52484	88-0481336

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 El Camino Avenue, Suite 206
Las Vegas, Nevada		89102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 227-0965

(Former name or former address, if changed since last report.)

ITEM 4. Changes in Registrant’s Certifying Accountants.

As previously discussed in the Current Report on Form 8-K, filed on February 4, 2004, of Vestin Fund II, LLC (the “Registrant”), Ernst & Young LLP (“E&Y”) will not stand for re-election as the Registrant’s independent auditors. The Audit Committee of Vestin Group, Inc., the parent company of Vestin Mortgage, Inc., the sole managing member of the Registrant, has engaged Moore, Stephens, Wurth, Frazer & Torbet, LLP as the independent auditors of the Registrant.

E&Y’s reports on the Registrant’s financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the 2002 and 2003 fiscal years, and the subsequent interim period through the date hereof, there were no disagreements between the Registrant and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter in their reports.

The Registrant has provided E&Y with a copy of the foregoing disclosures, and a copy of E&Y’s letter regarding such statements is attached as Exhibit 16.1.

ITEM 7. Exhibits

Exhibit
Number	Description of Exhibit
16.1	Letter, dated February 24, 2004, of Ernst & Young LLP

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vestin Fund II, LLC

	By:	Vestin Mortgage, Inc.,
its sole manager
Date: February 24, 2004
/s/ Lance K. Bradford

Director, Secretary and Treasurer
(Chief Financial Officer of the Manager)

Exhibit Index

Exhibit
Number	Description of Exhibit
16.1	Letter, dated February 24, 2004, of Ernst & Young LLP